Exhibit 12

                                     Calculation of Earnings to Fixed Charges
                                                 ($ in thousands)


                                        March 31                               Year Ended December 31,
                                      -------------    -------------------------------------------------------------------------
                                          1999            1998            1997           1996           1995            1994
Pre-tax income from
     continuing operations            $      8,449    $     34,300    $   30,136     $     27,964   $     26,103    $    23,122
                                      ------------    ------------    -----------    ------------   ------------    -----------
Adjustments for fixed charges:
Interest expense                             5,038          16,413          9,404           5,356          2,170            614
Amortization of debt
   service costs                               193             751            334             118             15              0
                                      -------------    ------------    -----------    ------------   ------------    -----------
                                             5,231          17,164          9,738           5,474          2,185            614
                                      -------------    ------------    -----------    ------------   ------------    -----------
Earnings as adjusted                      $ 13,680         $51,464        $39,874         $33,438       $ 28,288       $ 23,736
                                      -------------    ------------    -----------    ------------   ------------    -----------
Ratio of earnings to fixed charges:

Earnings as adjusted (A)                    13,680          51,464         39,874          33,438         28,288         23,736
Fixed charges (B)                            5,231          17,164          9,738           5,474          2,185            614

Ratio of (A) to (B)                           2.62            3.00           4.09            6.11          12.95          38.66

                                       Calculation of Debt Service Coverage Ratio
                                                 ($ in thousands)


                                        March 31                                 Year Ended December 31,
                                      ------------    --------------------------------------------------------------------------
                                          1999            1998           1997            1996            1995             1994
Earnings before interest,
   taxes, depreciation and
   amortization (EBITDA):

Pre-tax income from
   continuing operations                   $ 8,449         $34,300      $ 30,136         $ 27,964       $ 26,103        $ 23,122
                                      ------------     -----------    ----------      -----------     ----------       ---------

Adjustments for Debt Service:
Depreciation and
   amortization                              4,451          15,399        10,911            7,784          5,084           3,933
Administrative depreciation                    167             413           139               66             63              45
Interest expense                             5,038          16,413         9,404            5,356          2,170             614
Amortization of debt service
   costs                                       193             751           334              118            --              --
                                      ------------     -----------    ----------      -----------     ----------       ---------

Earnings before interest,
   taxes, depreciation and
   amortization                            $18,298         $67,276       $50,924         $ 41,288       $ 33,420        $ 27,714
                                      ------------     -----------    ----------      -----------     ----------       ---------

Debt service:
Interest expense                             5,038          16,413         9,404            5,356          2,170             614
Principal amortization                         134             172           129              117             42             --
                                      ------------     -----------    ----------      -----------     ----------       ---------

Debt service                               $ 5,172         $16,585       $ 9,533          $ 5,473        $ 2,212          $  614
                                      ------------     -----------    ----------      -----------     ----------       ---------

EBITDA (A)                                  18,298          67,276        50,924           41,288         33,420          27,714
Debt service (B)                             5,172          16,585         9,533            5,473          2,212             614

Ratio of (A) to (B)                           3.54            4.06          5.34             7.54          15.11           45.14
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